Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-[ • ]) on Form S-1 of our report dated October 15, 2018, with respect to the consolidated financial statements of Rezolute, Inc. and subsidiary as of and for the year ended June 30, 2018, filed on September 9, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EKS&H LLLP

November 18, 2019

Denver, Colorado